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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM S-8

                        POST-EFFECTIVE AMENDMENT NO. 1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             THOUSAND TRAILS, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                     75-2138671
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(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

2711 LBJ Freeway, Suite 200, Dallas, Texas                        75234
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Address of Principal Executive Offices)                         (Zip Code)

                             THOUSAND TRAILS, INC.
             1993 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
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                           (Full Title of the Plan)

                            Walter B. Jaccard, Esq.
                Vice President, General Counsel, and Secretary
                             Thousand Trails, Inc.
                          2711 LBJ Freeway, Suite 200
                             Dallas, Texas  75234
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                    (Name and Address of Agent for Service)

                                (972) 243-2228
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         (Telephone number, including area code, of agent for service)

Notes:

1. If plan interests are being registered, include the following: In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

2. Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 ((S)230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.
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                               EXPLANATORY NOTE

     This Registration Statement relates to the adoption by Thousand Trails, Inc., a Delaware corporation (the "Company"), of the Registration Statement on Form S-8 (SEC File No. 33-73754) of USTrails Inc., formerly a Nevada corporation ("USTrails"), filed with the Securities and Exchange Commission (the "Commission") on January 4, 1994 (the "Registration Statement"). On November 20, 1996, USTrails was merged with and into the Company, with the Company as the surviving entity (the "Merger"). Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were exchanged for the common stock, par value $.01 per share, of USTrails (the "USTrails Common Stock"). At the effective time of the Merger, each outstanding share of USTrails Common Stock was converted into one share of Common Stock of the Company and each outstanding option to purchase USTrails Common Stock was converted into an option to purchase Common Stock of the Company. Pursuant to Rule 414 under the Securities Act of 1933 (the "Act"), the Company hereby adopts the Registration Statement as its own registration statement for all purposes of the Act and the Securities Exchange Act of 1934.

                      [SIGNATURES ON THE FOLLOWING PAGE]
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                                  SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 8, 1997.

                              THOUSAND TRAILS, INC.

                              By:    /s/ William J. Shaw
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                              Name:  William J. Shaw
                              Title: President and Chief Executive
                                     Officer


                               POWER OF ATTORNEY

        Each person whose signature appears below, hereby severally and individually constitute and appoint Walter B. Jaccard and Harry J. White, Jr., and each of them, the true and lawful attorneys and agents (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all further amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                 TITLE                      DATE
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/s/ William J. Shaw          Director, Chairman of the          January 8, 1997
---------------------------  Board, President and Chief
WILLIAM J. SHAW              Executive Officer

/s/ Harry J. White, Jr.      Vice President, Chief Financial    January 8, 1997
---------------------------  Officer, Chief Accounting
HARRY J. WHITE, JR.          Officer and Treasurer

/s/ Andrew M. Boas           Director                           January 8, 1997
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ANDREW M. BOAS

/s/ William P. Kovacs        Director                           January 8, 1997
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WILLIAM P. KOVACS

/s/ Donald R. Leopold        Director                           January 8, 1997
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DONALD R. LEOPOLD

/s/ H. Sean Mathis           Director                           January 8, 1997
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H. SEAN MATHIS

/s/ Douglas K. Nelson        Director                           January 8, 1997
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DOUGLAS K. NELSON